Exhibit 21.1

VWR Funding, Inc. Subsidiaries

as of December 31, 2011

Subsidiary	Jurisdiction of Organization
Anachemia Science S.A.	Argentina
VWR International, Pty Ltd.	Australia
VWR International GmbH	Austria
VWR International Arbeitsschutz GmbH	Austria
VWR International bvba	Belgium
VWR International Europe bvba	Belgium
VWR International Co.	Canada
Anachemia Canada Co.	Canada
Anachemia Property Company	Canada
VWR Education, Ltd.	Canada
Comercial y Servicios Anachemia Science Limitada	Chile
VWR International China Co., Ltd.	China
LabPartner (Shanghai) Co. Ltd	China
Suzhou Zhongju Technology Co., Ltd	China
VWR Bie & Berntsen A/S	Denmark
VWR International Oy	Finland
VWR International S.A.S.	France
VWR International Verwaltungs-GmbH	Germany
VWR International Immobilien GmbH	Germany
VWR International Management Services GmbH & Co. KG	Germany
VWR International GmbH	Germany
VWR International Kft.	Hungary
VWR Lab Products Private Limited	India
Halmahera Ltd.	Ireland
VWR International Limited	Ireland
VWR International PBI S.r.l.	Italy
VWR International Europe S.aR.L.	Luxembourg
VWR International North America S.aR.L.	Luxembourg
VWR Europe Services Ltd	Mauritius
VWR NA Services Ltd	Mauritius
VWR International Services Ltd	Mauritius
VWR International, S. de R.L. de C.V.	Mexico
Servicios Cientificos Especializados, S. de R.L. de C.V.	Mexico
VWR International B.V.	Netherlands
VWR International Investors Europe B.V.	Netherlands
VWR International LP	New Zealand
VWR International, G.P.	New Zealand
VWR International AS	Norway
Labart Sp. z o.o.	Poland
VWR International Sp. z o.o.	Poland
Labart Sp. z o.o. sp.j	Poland
VWR International — Material de Laboratório, Lda.	Portugal
VWR Advanced Instruments, LLC	Puerto Rico
VWR International Holdings Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
VWR International Holdings, G.P. Pte. Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR International s.r.o.	Slovak Republic
VWR International Eurolab, S.L.	Spain
VWR International AB	Sweden
LabIT Solutions AB	Sweden
KEBO Lab AB	Sweden
VWR International AG	Switzerland
VWR Jencons USA Limited	UK
VWR Holdco Limited	UK

VWR International Ltd.	UK
VWR International (Northern Ireland) Limited	UK
Jencons (Scientific) Limited	UK
VWRI UK Pension Trustees Limited	UK
VWR International, LLC	USA
VWR International Holdings, Inc.	USA
VWR Receivables Funding, LLC	USA
VWR Management Services LLC	USA
VWR, Inc.	USA
Amresco, LLC	USA
Bioexpress, LLC	USA
Anachemia Mining, LLC	USA
Anachemia Chemicals, LLC	USA
VWR Education, LLC	USA
Jencons (Scientific) LLC	USA